Exhibit 99.2

[Horace Mann Educators Corporation logo]

Dwayne D. Hallman

Senior Vice President - Finance

Horace Mann Educators Corporation

(217) 788-5708

www.horacemann.com

HORACE MANN REPORTS RESULTS

FOR FOURTH QUARTER AND FULL YEAR

SPRINGFIELD, Ill., February 9, 2005 — Horace Mann Educators Corporation (NYSE:HMN) today reported net income of $26.7 million (58 cents per share) and $54.7 million ($1.21 per share), respectively, for the three and twelve months ended December 31, 2004, compared to net income of $23.1 million (50 cents per share) and $19.0 million (44 cents per share) for the same periods in 2003. Included in net income were net realized gains on securities of $2.9 million ($2.0 million after tax, or 4 cents per share) and $12.2 million ($8.0 million after tax, or 17 cents per share) for the three and twelve months ended December 31, 2004, respectively, compared to net realized gains of $20.8 million ($13.5 million after tax, or 28 cents per share) and $25.5 million ($16.6 million after tax, or 38 cents per share) for the comparable periods in 2003.

All per-share amounts are stated on a diluted basis and reflect implementation of the FASB’s Emerging Issues Task Force Consensus 04-8, which incorporates all contingently convertible securities into the computation of diluted earnings per share. This new accounting reduced the fourth quarter net income per share amounts by 4 cents for both 2004 and 2003 and the full year 2004 amount by 6 cents. There was no impact on full year 2003 net income per share.

“Horace Mann produced solid earnings for 2004 despite the impact of the four devastating hurricanes which drove an unprecedented level of catastrophe costs for the company,” said Louis G. Lower II, President and Chief Executive Officer. “Our underlying non-catastrophe property and casualty results continued to gain traction, benefiting from additional underwriting and pricing actions taken over the last several quarters, ongoing improvements in claims processes, cost containment initiatives, and a continuing low level of non-catastrophe claim frequencies,” Lower added.

As a result of the company’s year-end property and casualty reserve study, favorable development of non-catastrophe reserves for the first three quarters of the 2004 accident year totaling approximately $13 million pretax was recognized during the quarter. Partially offsetting this favorable reserve re-estimate, the company also revised its estimate of expected net losses and reinsurance reinstatement premiums related to third quarter’s hurricanes Charley, Frances, Ivan and Jeanne from $58 million to $69 million pretax.

1

“Our underlying 2004 results support a preliminary estimate of full year 2005 net income before realized investment gains and losses of between $1.55 and $1.65 per share, which includes a 10 cents per share adverse impact resulting from the new prescribed accounting for contingently convertible securities,” said Lower. “This projection anticipates continued favorable property and casualty underwriting results, with a return to more normal levels of catastrophe costs.”

Segment Earnings

The property and casualty segment recorded net income of $19.5 million and $26.5 million for the quarter and full year, respectively, due primarily to the factors cited above. In 2003, adverse development of prior years’ property and casualty reserves and catastrophe costs resulted in suppressed net income for the segment of $2.2 million for the quarter and a net loss of $17.8 million for the year. (Additional comparative information excluding catastrophe costs and reserve development, which is also meaningful to assess the reported periods’ underlying property and casualty results, is on page 3A of the numerical exhibits.)

Net income for the annuity segment of $2.9 million and $12.0 million for the quarter and full year, respectively, was lower than prior year, due primarily to the impact of valuations of deferred policy acquisition costs and value of acquired insurance in force. Life segment net income of $3.7 million for the quarter was down slightly compared to prior year. Full year net income of $14.8 million was up 10 percent compared to 2003, due primarily to favorable mortality experience, growth in income from partner company product sales and improved group insurance earnings. The prior year periods benefited from the valuation of deferred policy acquisition costs, while this valuation decreased life segment income in 2004.

On a consolidated basis, 2004 operating expenses declined 13 percent and 4 percent compared to the fourth quarter and year ended December 31, 2003, respectively. Favorable state income tax and premium tax accrual adjustments as well as benefits from the company’s expense control initiatives were partially offset by an increase in incentive compensation expense. In addition, federal income tax expense was favorably impacted by an accrual adjustment, including a revision to the dividend received deduction.

Revenue Highlights

The company’s premiums written and contract deposits decreased 3 percent for the quarter and increased 4 percent for the year compared to the respective periods in 2003, reflecting notable full year growth in new annuity deposits and rate increases in the property and automobile lines. The fourth quarter decrease was due primarily to a lower level of annuity new business from independent agents in 2004, reflecting the company’s increased emphasis on variable annuity business from this channel. While life segment insurance premiums and contract deposits decreased slightly compared to full year 2003, total life annualized new sales, including partner products, increased 23 percent.

2

New annuity deposits decreased 7 percent compared to the fourth quarter of 2003 and increased 10 percent for the year, driven by new single premium and rollover deposits. In addition, the 12-month retention ratio for fixed and variable accumulated annuity deposits improved to approximately 96 and 93 percent, respectively.

Sales and Distribution

Total new annuity sales increased 19 percent compared to full year 2003, including growth of 26 percent in new sales by Horace Mann career agents. While annuity new business from independent agents in the fourth quarter was lower than in the first and second quarters of 2004, independent agent sales for full-year 2004 were equal to the level produced in 2003.

Horace Mann’s career agency force totaled 800 agents at December 31, 2004. “While the agency force is smaller than it was a year ago, we stabilized our agent count over the last six months of 2004 and anticipate growing our sales force in 2005. The number of experienced agents has increased for the three most recent quarters and career agent annualized new sales increased 11 percent compared to full year 2003,” Lower said. “Compared to a year earlier, average agent productivity increased 12 percent for the quarter and 21 percent for the full year, reflecting improvement in the annuity, life and property lines. A key priority for Horace Mann in 2005 is to profitably increase automobile new business sales.”

Horace Mann (NYSE:HMN) — the largest national multiline insurance company focusing on educators’ financial needs — provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by educators for educators in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and the company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.

# # #

HORACE MANN EDUCATORS CORPORATION

Digest of Earnings and Highlights

(Dollars in Millions, Except Per Share Data)

	Quarter Ended December 31,			Year Ended December 31,
	2004	2003	% Change	2004	2003	% Change
DIGEST OF EARNINGS

Net income	$26.7	$23.1		$54.7	$19.0

Net income per share:
Basic	$0.62	$0.54		$1.28	$0.44
Diluted (A)	$0.58	$0.50		$1.21	$0.44

Weighted average number of shares and equivalent shares:
Basic	42.8	42.7		42.8	42.7
Diluted (A)	47.5	47.2		47.3	42.9

HIGHLIGHTS

Operations

Insurance premiums written and contract deposits (B)(C)	$242.0	$249.8	-3.1%	$998.4	$955.5	4.5%

Return on equity (D)				10.0%	3.5%

Property & Casualty GAAP combined ratio	88.2%	111.3%		100.5%	112.3%

Property & Casualty combined ratio before catastrophes	79.8%	101.1%		87.1%	106.1%

Experienced agents				539	510	5.7%
Financed agents				261	378	-31.0%
Total agents				800	888	-9.9%

Additional Per Share Information

Dividends paid	$0.105	$0.105	—	$0.42	$0.42	—

Book value (E)				$13.41	$12.42	8.0%

Financial Position

Total assets				$5,395.3	$4,973.0	8.5%
Short-term debt				25.0	25.0
Long-term debt				144.7	144.7
Total shareholders’ equity				574.6	530.5	8.3%

(A)	Effective December 31, 2004, the Company adopted EITF Consensus 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share”. The Company’s Senior Convertible Notes represent 4.3 million equivalent shares and have annual interest expense of $2.7 million after tax. Diluted per share information for all periods is presented on a basis consistent with this consensus. This new accounting reduced the fourth quarter net income per share amounts by $0.04 for both 2004 and 2003 and the full year 2004 amount by $0.06 while having no impact on full year 2003 net income per share due to an anti-dilutive effect.
(B)	As a result of catastrophes in the third quarter of 2004, the Company incurred $1.0 million and $5.0 million of additional ceded written and earned premiums in the three and twelve months ended December 31, 2004, respectively, to reinstate its property and casualty catastrophe reinsurance coverage. Excluding these reinstatement premiums, the written premium growth rates were -2.7% and 5.0% for the three and twelve months ended December 31, 2004, respectively.
(C)	Reflecting resolution of the challenge to automobile rates in North Carolina, in the fourth quarter of 2004 the Company returned to policyholders $4.0 million of previously escrowed premiums, resulting in a reduction to written premiums. Excluding the escrow payment and the reinstatement premiums described in note (B), the written premium growth rates were -1.1% and 5.4% for the three and twelve months ended December 31, 2004, respectively.
(D)	Based on trailing 12-month net income and average quarter-end shareholders’ equity.
(E)	Before the market value adjustment for investments, book value per share was $11.41 at December 31, 2004 and $10.51 at December 31, 2003. Ending shares outstanding were 42,846,643 at December 31, 2004 and 42,721,940 at December 31, 2003.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental GAAP Consolidated Data

(Dollars in Millions)

	Quarter Ended December 31,			Year Ended December 31,
	2004	2003	% Change	2004	2003	% Change
STATEMENTS OF OPERATIONS

Insurance premiums written and contract deposits (A)	$242.0	$249.8	-3.1%	$998.4	$955.5	4.5%

Insurance premiums and contract charges earned (A)	$172.9	$165.5	4.5%	$674.7	$643.5	4.8%
Net investment income	47.9	46.2	3.7%	191.4	184.7	3.6%
Realized investment gains	2.9	20.8		12.2	25.5

Total revenues	223.7	232.5	-3.8%	878.3	853.7	2.9%

Benefits, claims and settlement expenses	106.5	130.4		484.4	519.0
Interest credited	28.1	26.2		108.7	103.0
Policy acquisition expenses amortized	18.2	14.0		70.0	64.3
Operating expenses	33.1	38.1	-13.1%	131.5	137.3	-4.2%
Amortization of intangible assets	2.2	0.2		6.0	5.0
Interest expense	1.7	1.6		6.8	6.3
Restructuring charge adjustment	—	—		—	(0.4)

Total benefits, losses and expenses	189.8	210.5	-9.8%	807.4	834.5	-3.2%

Income before income taxes	33.9	22.0	54.1%	70.9	19.2	269.3%
Income tax expense (benefit)	7.2	(1.1)		16.2	0.2

Net income	$26.7	$23.1	15.6%	$54.7	$19.0	187.9%

ANALYSIS OF PREMIUMS WRITTEN AND CONTRACT DEPOSITS (A)

Property & Casualty
Automobile and property (voluntary)	$132.1	$139.0	-5.0%	$552.5	$549.2	0.6%
Involuntary and other property & casualty	0.8	(4.4)		9.8	(2.7)

Total Property & Casualty	132.9	134.6	-1.3%	562.3	546.5	2.9%

Annuity deposits	78.6	84.3	-6.8%	327.0	296.6	10.2%

Life	30.5	30.9	-1.3%	109.1	112.4	-2.9%

Total	$242.0	$249.8	-3.1%	$998.4	$955.5	4.5%

ANALYSIS OF SEGMENT NET INCOME

Property & Casualty
Before catastrophes	$27.5	$11.4	141.2%	$75.6	$3.8
Catastrophe costs, after tax (B)	(8.0)	(9.2)		(49.1)	(21.6)

Total Property & Casualty	19.5	2.2		26.5	(17.8)

Annuity	2.9	5.7	-49.1%	12.0	14.4	-16.7%

Life	3.7	3.8	-2.6%	14.8	13.4	10.4%

Corporate and other (C)	0.6	11.4		1.4	9.0

Net income	26.7	23.1	15.6%	54.7	19.0	187.9%

(A)	See additional information on pages 1 and 3 regarding the effects of property and casualty catastrophe reinsurance reinstatement premiums and escrowed North Carolina automobile premiums.
(B)	Net of anticipated recoveries from the Florida Hurricane Catastrophe Fund and the Company’s underlying catastrophe reinsurance program. Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.
(C)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other reconciling items to net income. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with management’s evaluation of the results of those segments. See detail for this segment on page 4.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview

(Dollars in Millions)

	Quarter Ended December 31,			Year Ended December 31,
	2004	2003	% Change	2004	2003	% Change
PROPERTY & CASUALTY, also see page 3A

Premiums written (A)(B)	$132.9	$134.6	-1.3%	$562.3	$546.5	2.9%
Premiums earned (A)	143.8	138.1	4.1%	561.3	533.8	5.2%
Net investment income	8.3	8.0	3.7%	33.8	31.9	6.0%
Losses and loss adjustment expenses (LAE)	95.2	119.9		439.3	472.9
Operating expenses (includes policy acquisition expenses amortized)	32.4	34.7	-6.6%	125.9	128.0	-1.6%
Income (loss) before tax	24.5	(8.5)		29.9	(35.2)
Net income (loss)	19.5	2.2		26.5	(17.8)

Net investment income, after tax	7.0	6.6	6.1%	28.6	26.2	9.2%

Catastrophe costs, after tax (C)	8.0	9.2		49.1	21.6
Catastrophe losses and LAE, before tax	11.3	14.0		70.5	33.2
Reinsurance reinstatement premiums, before tax	1.0	—		5.0	—

Operating statistics:
Loss and loss adjustment expense ratio	66.2%	86.9%		78.3%	88.6%
Expense ratio	22.0%	24.4%		22.2%	23.7%
Combined ratio	88.2%	111.3%		100.5%	112.3%

Combined ratio before catastrophes	79.8%	101.1%		87.1%	106.1%

Automobile and property detail:
Premiums written (voluntary), before reinstatement premiums and return of escrowed North Carolina automobile premiums	$137.1	$139.0	-1.4%	$561.5	$549.2	2.2%
Premiums written (voluntary), before reinstatement premiums	133.1	139.0	-4.2%	557.5	549.2	1.5%
Premiums written (voluntary), after reinstatement premiums	132.1	139.0	-5.0%	552.5	549.2	0.6%
Automobile (B)	93.5	101.2	-7.6%	398.2	399.4	-0.3%
Property (A)	38.6	37.8	2.1%	154.3	149.8	3.0%

Premiums earned (voluntary), before reinstatement premiums	$141.3	$138.8	1.8%	$557.0	$534.8	4.2%
Premiums earned (voluntary), after reinstatement premiums	140.3	138.8	1.1%	552.0	534.8	3.2%
Automobile	101.5	100.7	0.8%	404.2	391.3	3.3%
Property (A)	38.8	38.1	1.8%	147.8	143.5	3.0%

Policies in force (voluntary) (in thousands)				818	850	-3.8%
Automobile				545	571	-4.6%
Property				273	279	-2.2%

Voluntary automobile operating statistics:
Loss and loss adjustment expense ratio	64.7%	92.8%		70.6%	90.0%
Expense ratio	21.8%	23.6%		22.0%	22.9%
Combined ratio	86.5%	116.4%		92.6%	112.9%

Combined ratio before catastrophes	86.3%	116.0%		91.6%	111.8%

Total property operating statistics:
Loss and loss adjustment expense ratio	67.4%	68.0%		96.9%	82.5%
Expense ratio	22.3%	25.1%		22.6%	24.9%
Combined ratio	89.7%	93.1%		119.5%	107.4%

Combined ratio before catastrophes	60.6%	55.6%		71.8%	86.9%

Prior years’ reserves favorable (adverse) development, pretax
Voluntary automobile	$(3.8)	$(13.8)		$(3.8)	$(57.0)
Total property	—	(0.1)		—	(0.6)
Other property and casualty	—	1.8		—	1.2

Total	(3.8)	(12.1)		(3.8)	(56.4)

(A)	After catastrophe reinsurance reinstatement premiums of $1.0 million and $5.0 million for the three and twelve months ended December 31, 2004, respectively.
(B)	After return of escrowed North Carolina automobile premiums of $4.0 million for the three and twelve months ended December 31, 2004.
(C)	Net of anticipated recoveries from the Florida Hurricane Catastrophe Fund and the Company’s underlying catastrophe reinsurance program. Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview

(Dollars in Millions)

	Quarter Ended December 31,			Year Ended December 31,
	2004	2003	% Change	2004	2003	% Change
PROPERTY & CASUALTY - continued

Results excluding the effects of catastrophe costs (losses, LAE and catastrophe reinsurance reinstatement premiums) and development of prior years’ reserves identified on page 3. (A)

Premiums written	$133.9	$134.6	-0.5%	$567.3	$546.5	3.8%
Premiums earned	144.8	138.1	4.9%	566.3	533.8	6.1%
Net investment income	8.3	8.0	3.7%	33.8	31.9	6.0%
Losses and loss adjustment expenses (LAE)	80.1	93.8		365.0	383.3
Operating expenses (includes policy acquisition expenses amortized)	32.4	34.7	-6.6%	125.9	128.0	-1.6%
Income before tax	40.6	17.6		109.2	54.4

Operating statistics:
Loss and loss adjustment expense ratio	55.3%	67.9%		64.4%	71.8%
Expense ratio	21.9%	24.4%		22.0%	23.7%
Combined ratio	77.2%	92.3%		86.4%	95.5%

Automobile and property detail:
Premiums written (voluntary)	$133.1	$139.0	-4.2%	$557.5	$549.2	1.5%
Automobile	93.5	101.2	-7.6%	398.2	399.4	-0.3%
Property	39.6	37.8	4.8%	159.3	149.8	6.3%

Premiums earned (voluntary)	$141.3	$138.8	1.8%	$557.0	$534.8	4.2%
Automobile	101.5	100.7	0.8%	404.2	391.3	3.3%
Property	39.8	38.1	4.5%	152.8	143.5	6.5%

Voluntary automobile operating statistics:
Loss and loss adjustment expense ratio	60.8%	78.7%		68.7%	74.3%
Expense ratio	21.8%	23.6%		22.0%	22.9%
Combined ratio	82.6%	102.3%		90.7%	97.2%

Total property operating statistics:
Loss and loss adjustment expense ratio	38.8%	30.2%		50.0%	61.6%
Expense ratio	21.8%	25.1%		21.8%	24.9%
Combined ratio	60.6%	55.3%		71.8%	86.5%

Results excluding the effects of catastrophe reinsurance reinstatement premiums and return of escrowed North Carolina automobile premiums. (A)

Insurance premiums written and contract deposits
Total Horace Mann	$247.0	$249.8	-1.1%	$1,007.4	$955.5	5.4%
Total property and casualty	137.9	134.6	2.5%	571.3	546.5	4.5%
Voluntary automobile and property	137.1	139.0	-1.4%	561.5	549.2	2.2%
Voluntary automobile	97.5	101.2	-3.7%	402.2	399.4	0.7%
Voluntary property	39.6	37.8	4.8%	159.3	149.8	6.3%

(A)	As a supplement to reported results, this information is meaningful to assess the reported periods’ underlying property and casualty results.

3A

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview

(Dollars in Millions)

	Quarter Ended December 31,			Year Ended December 31,
	2004	2003	% Change	2004	2003	% Change
ANNUITY

Contract deposits	$78.6	$84.3	-6.8%	$327.0	$296.6	10.2%
Variable	36.9	36.3	1.7%	132.0	115.3	14.5%
Fixed	41.7	48.0	-13.1%	195.0	181.3	7.6%
Contract charges earned	4.3	4.0	7.5%	16.7	14.6	14.4%
Net investment income	27.7	26.3	5.3%	109.4	104.4	4.8%
Net interest margin (without realized gains)	8.0	8.2	-2.4%	33.7	33.1	1.8%
Net margin (includes fees and contract charges earned)	12.8	12.7	0.8%	52.5	49.6	5.8%
Mortality gain (loss) and other reserve changes	0.2	(0.1)		(1.2)	(0.8)
Operating expenses (includes policy acquisition expenses amortized)	8.1	5.8	39.7%	30.4	25.6	18.8%
Income before tax and amortization of intangible assets	4.9	6.8	-27.9%	20.9	23.2	-9.9%
Amortization of intangible assets	1.9	(0.2)		4.5	3.4
Income before tax	3.0	7.0		16.4	19.8
Net income	2.9	5.7	-49.1%	12.0	14.4	-16.7%

Pretax income increase (decrease) due to valuation of:
Deferred policy acquisition costs	$(0.8)	$1.4		$(1.2)	$2.4
Value of acquired insurance in force	(0.9)	1.1		(0.9)	0.2
Guaranteed minimum death benefit reserve	—	0.4		—	0.7

Annuity contracts in force (in thousands)				159	153	3.9%
Accumulated value on deposit				$3,081.0	$2,769.8	11.2%
Variable				1,254.8	1,119.2	12.1%
Fixed				1,826.2	1,650.6	10.6%
Annuity accumulated value retention - 12 months
Variable accumulations				92.9%	92.8%
Fixed accumulations				95.5%	95.1%

LIFE

Premiums and contract deposits	$30.5	$30.9	-1.3%	$109.1	$112.4	-2.9%
Premiums and contract charges earned	24.8	23.4	6.0%	96.7	95.1	1.7%
Net investment income	12.3	12.2	0.8%	49.5	49.6	-0.2%
Income before tax	5.5	6.0		22.7	20.8
Net income	3.7	3.8	-2.6%	14.8	13.4	10.4%

Pretax income increase (decrease) due to valuation of:
Deferred policy acquisition costs	$—	$1.4		$(0.4)	$1.4

Life policies in force (in thousands)				252	258	-2.3%
Life insurance in force (in millions)				$13,223	$13,263	-0.3%
Lapse ratio - 12 months (Ordinary life insurance)				7.2%	7.7%

CORPORATE AND OTHER (A)

Components of gain (loss) before tax:
Realized investment gains	$2.9	$20.8		$12.2	$25.5
Interest expense	(1.7)	(1.6)		(6.8)	(6.3)
Restructuring charge adjustment	—	—		—	0.4
Other operating expenses	(0.3)	(1.7)		(3.5)	(5.8)
Income (loss) before tax	0.9	17.5		1.9	13.8
Net income (loss)	0.6	11.4		1.4	9.0

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other reconciling items to net income. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with management’s evaluation of the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview

(Dollars in Millions)

	Quarter Ended December 31,			Year Ended December 31,
	2004	2003	% Change	2004	2003	% Change
INVESTMENTS

Annuity and Life
Fixed maturities, at market (amortized cost 2004, $2,694.1; 2003, $2,501.2)				$2,820.4	$2,613.0
Short-term investments				17.3	9.0
Short-term investments, securities lending collateral				0.1	22.1
Policy loans and other				83.1	78.6

Total Annuity and Life investments				2,920.9	2,722.7	7.3%

Property & Casualty
Fixed maturities, at market (amortized cost 2004, $705.1; 2003, $623.7)				720.8	645.7
Short-term investments				14.7	9.8
Short-term investments, securities lending collateral				—	—
Other				0.6	0.7

Total Property & Casualty investments				736.1	656.2	12.2%

Corporate investments				0.2	6.8
Total investments				3,657.2	3,385.7	8.0%

Net investment income
Before tax	$47.9	$46.2	3.7%	$191.4	$184.7	3.6%
After tax	32.8	31.4	4.5%	131.1	125.5	4.5%

Realized investment gains (losses) by investment portfolio included in Corporate and Other segment income
Property & Casualty	$1.7	$11.0		$6.6	$10.2
Annuity	—	11.2		3.7	16.8
Life	1.4	(1.5)		2.1	(1.6)
Corporate and Other	(0.2)	0.1		(0.2)	0.1
Total, before tax	2.9	20.8		12.2	25.5
Total, after tax	2.0	13.5		8.0	16.6
Per share, diluted	$0.04	$0.28		$0.17	$0.38

OTHER INFORMATION

End of period goodwill asset				$47.4	$47.4

Property and casualty net reserves as of:
December 31, 2004				$362.4
September 30, 2004				398.9
June 30, 2004				332.9
March 31, 2004				326.9
December 31, 2003				320.9
December 31, 2002				272.6
December 31, 2001				272.0
December 31, 2000				249.8
December 31, 1999				235.4